UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 31, 2019

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)
On May 31, 2019, James A. Gingrich, Chief Operating Officer of AllianceBernstein Corporation (the “Corporation”), general partner of AllianceBernstein L.P. (“ABLP”) and AllianceBernstein Holding L.P. (together with ABLP and the Corporation, “AB”), entered into an agreement with AB (the “Agreement”) pursuant to which Mr. Gingrich will retire from AB no earlier than December 31, 2020 and no later than December 31, 2022. The terms and conditions relating to Mr. Gingrich’s retirement can be found in the Agreement, which is attached hereto as Exhibit 99.01.

On June 5, 2019, AB issued a news release announcing Mr. Gingrich’s retirement as well as certain other changes in AB’s senior leadership. The news release (the “News Release”) is attached hereto as Exhibit 99.02.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.01	Agreement.

99.02	News Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: June 5, 2019	By:	/s/ David M. Lesser
David M. Lesser Corporate Secretary